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                                                                   Exhibit 23.2


                                LANE AND MANTELL
                           a professional corporation
                                ATTORNEYS AT LAW
               991 Route 22 West, Post Office Box 8539, Suite 102
                          Somerville, New Jersey 08876

Nanette Weitman Mantell                                 Telephone (908) 253-9333
Steven R. Lane                                          Facsimile (908) 253-9339
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Rosemary Farr                                                     Howard Freeman
                                                                      Of Counsel



                                  March 3, 2000



Securities and Exchange Commission
Division of Corporate Finance
450 Fifth Street, NW
Washington, DC 20549


                  Re: DUSA Pharmaceuticals, Inc.
                      Registration Statement on Form S-3


Dear Sir or Madam:

         We consent to the use of our firm's name under the heading "Legal Matters" in the Registration Statement on Form S-3 and any amendments thereto filed by the Registrant with the Securities and Exchange Commission in connection with the above-referenced matter.


                                                   Very truly yours,

                                                   LANE and MANTELL
                                                   a professional corporation

                                                  /s/Nanette W. Mantell

                                                   By: NANETTE W. MANTELL